                                                                     EXHIBIT 3.1



                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 CHIPPAC, INC.

     ChipPAC, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The original Certificate of Incorporation of the Corporation was filed under the name of "ChipPAC, Inc." with the Secretary of State of the State of Delaware on June 9, 2000.

     SECOND: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the Sate of Delaware by the Board of Directors of the Corporation.

     THIRD: This Amended and Restated Certificate of Incorporation was approved by written consent of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

     FOURTH: The Restated Certificate of Incorporation, of this Corporation is amended and restated in its entirety to read as follows:


                                  ARTICLE ONE

     The name of the Corporation is ChipPAC, Inc.


                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

                             A.  AUTHORIZED SHARES
                                 -----------------

     The total number of shares of capital stock which the Corporation has authority to issue is 510,000,000 shares, consisting of:

     (1) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock");
            ----------------

     (2) 250,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and
            --------------------

     (3) 250,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").
            --------------------

     The Class A Common Stock and the Class B Common Stock are referred to collectively as the "Common Stock." The Preferred Stock and the Common Stock
                     ------------
shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A, Part B, Part C, Part D, Part E or Part F of this Article IV are defined in Part G.

                              B. PREFERRED STOCK
                                 ---------------

     The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

                          C.  CLASS A PREFERRED STOCK
                              -----------------------

     10,000 shares of the Corporation's Preferred Stock shall be designated as Class A Convertible Preferred Stock, par value $.01 per share (the "Class A
                                                                    -------
Preferred Stock").
---------------

     The Class A Preferred Stock shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications. The Class A Preferred Stock shall be junior to the Senior Preferred Stock and senior to the Common Stock as to dividends and liquidation rights and liquidation preferences and shall have the other rights, preferences and limitations set forth in this Part C.

     Section 1.  Dividends.
                 ---------

     1.1  General Obligation.  When and as declared by the Corporation's Board
          ------------------
of Directors (the "Board") and to the extent permitted under the General
                   -----
Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred Stock as provided in this Section
1.  Dividends on each share of the Class A Preferred Stock (a "Share" for
                                                               -----
purposes of this Part C, Article Four) shall accrue on a daily basis at the rate of 10% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share is effected by the Corporation, (ii) the date on which such Share is converted into shares of Common Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

     1.2  Dividend Reference Dates.  To the extent not paid on August 1 of each
          ------------------------
year, beginning August 1, 2000 (the "Dividend Reference Date"), all dividends
                                     -----------------------
which have accrued on each Share outstanding during the twelve-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

     1.3  Distribution of Partial Dividend Payments.  Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     1.4  Participation in Non-Cash Dividends.  In addition to the dividends
          -----------------------------------
accruing on the Class A Preferred Stock under Section 1.1 above, if the Corporation declares or pays any dividends upon the Common Stock other than cash dividends or dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Class A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Class A Preferred Stock had all of the outstanding Class A Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

     Section 2.     Liquidation.  Upon any liquidation, dissolution or winding
                    -----------
up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Preferred Stock hereunder are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid upon any liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Any (i) sale or transfer by the Corporation of all or substantially all (as defined in the Revised Model Business Corporation Act) of its assets on a consolidated basis, (ii) consolidation, merger or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation's board of directors (any such transaction described in clause (i) or (ii), a "Fundamental Change") or (iii) issuance by the Corporation or sale or
            ------------------
transfer to any third party of shares of the Corporation's capital stock by the holders thereof as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board immediately prior to such sale or transfer cease to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Board (any such transaction in this clause (iii), a "Change in Control")
                                                            -----------------
shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2, and the holders of the Class A Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Class A Preferred Stock upon a liquidation, dissolution or winding up of the Corporation under this Section 2 in cancellation of their Shares upon the consummation of any such transaction.

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     Section 3.     Priority of Class A Preferred Stock on Dividends and
                    ----------------------------------------------------
Redemptions.   So long as any Class A Preferred Stock remains outstanding,
-----------
without the prior written consent of the holders of at least a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Class A Preferred Stock or the Corporation has failed to make any redemption of the Class A Preferred Stock required hereunder; provided that (i) the Corporation may redeem or repurchase any capital stock held by an employee, director or former employee or director of the Corporation or any of its Subsidiaries, (ii) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of the Corporation's capital stock shall not be deemed a redemption, purchase, acquisition, dividend or distribution within the meaning of this
Section 3 and (iii) the Corporation may redeem, purchase or otherwise acquire Common Stock for cash or pay or declare dividends or distributions on the Common Stock in cash in an aggregate amount not to exceed $25 million (provided that the aggregate amount of such redemptions, purchases, acquisitions, dividends or distributions paid or payable in any one calendar year shall not exceed the amount of dividends paid on the Class A Preferred Stock in such year multiplied by a fraction, the numerator of which shall be equal to the total number of shares of Common Stock then outstanding immediately prior to any such redemption, purchase, acquisition, dividend or distribution and the denominator of which shall be equal to the total number of shares of Common Stock issuable upon conversion of all of the Shares of Class A Preferred Stock immediately prior to any such redemption, purchase, acquisition, dividend or distribution).

     Section 4.  Redemptions.
                 -----------

     4.1  Optional Redemptions.  The Corporation may at any time and from time
          --------------------
to time after August 1, 2005 redeem all or any portion of the Shares of Class A Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the greater of (i) the Market Price thereof and (ii) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) and a premium equal to the following percentage of the Liquidation
Value:

        ----------------------------------------------------------
               Redemption
           Occurs on or After     But Prior to        % Premium
           ------------------     ------------        ---------
        ----------------------------------------------------------
            August 1, 2005        August 1, 2006         10%
        ----------------------------------------------------------
            August 1, 2006        August 1, 2007          8%
        ----------------------------------------------------------
            August 1, 2007        August 1, 2008          6%
        ----------------------------------------------------------
            August 1, 2008        August 1, 2009          4%
        ----------------------------------------------------------
            August 1, 2009        August 1, 2010          2%
        ----------------------------------------------------------

         ----------------------------------------------------------
            August 1, 2010                                0%
         ----------------------------------------------------------


     4.2  Redemption upon Request. If the Corporation does not consummate a
          -----------------------
Qualifying IPO on or prior to August 1, 2001, the holders of not less than a majority of the then outstanding Class A Preferred Stock may request redemption of all of their Shares of Class A Preferred Stock by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Class A Preferred Stock, and such other holders may request redemption of their Shares of Class A Preferred Stock by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 30 days after receipt of the initial redemption request. The provisions of this
Section 4.2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualifying IPO.

     4.3  Redemption Payments.  For each Share which is to be redeemed
          -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash determined in accordance with Section 4.1 or Section 4.2, as the case may be. Notwithstanding anything to the contrary contained herein, all redemptions pursuant to this Section 4 will be subject to applicable restrictions contained in the General Corporation Law of Delaware and in the Corporation's and its Subsidiaries' debt and equity financing agreements. If, due to any of the aforementioned restrictions, the funds of the Corporation available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are available free of such restrictions shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are available free of such restrictions for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Class A Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation available free of such restrictions for the payment of dividends.

     4.4  Notice of Redemption.  Except as otherwise provided herein, the
          --------------------
Corporation shall mail written notice of each redemption of any Class A Preferred Stock (other than a redemption at the request of a holder or holders of Class A Preferred Stock) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

     4.5  Determination of the Number of Each Holder's Shares to be Redeemed.
          ------------------------------------------------------------------
Except as otherwise provided herein, the number of Shares of Class A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

     4.6  Dividends After Redemption Date.  No Share shall be entitled to any
          -------------------------------
dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

     Section 5. Voting Rights. The holders of the Class A Preferred Stock
                -------------
shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Class A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Class A Common Stock, voting together as a single class, with each share of Class A Common Stock entitled to one vote per share and each Share of Class A Preferred Stock entitled to one vote for each share of Class A Common Stock issuable upon conversion of the Class A Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     Section 6. Conversion.
                ----------

     6.1  Conversion Procedure.
          --------------------

          (i) At any time and from time to time, any holder of Class A Preferred Stock may convert any Share of Class A Preferred Stock held by such holder into a number of shares of Class A Common Stock equal to:

            -------------------------------------------------------------
                      $1,000
                   ------------         x       90% + (10% x Class L
                  Conversion Price
             [                      ]       [   Number)               ]
            -------------------------------------------------------------

          (ii) Except as otherwise provided herein, each conversion of Class A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Class A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof all amounts due to such holder in connection with any such redemption.

          (iv) Notwithstanding any other provision hereof, if a conversion of Class A Preferred Stock is to be made in connection with an Initial Public Offering or other transaction affecting the Corporation, the conversion of any Shares of Class A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                (a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                (b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                (c) a certificate representing any Shares of Class A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The Corporation shall declare the payment of all dividends payable under Subsection 6.1(v)(b) above. If the Corporation is not permitted under applicable law or any restriction contained in the Corporation's and its Subsidiaries' debt and equity financing agreements to pay any portion of the accrued and unpaid dividends on the Class A Preferred Stock being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are available free of any such restrictions or prohibition of applicable law for such payment.

          (vii) The issuance of certificates for shares of Common Stock upon conversion of Class A Preferred Stock shall be made without charge to the holders of such Class A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each Share of Class A Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (viii) Corporation shall not close its books against the transfer of Class A Preferred Stock or of Common Stock issued or issuable upon conversion of Class A Preferred Stock in any manner which interferes with the timely conversion of Class A Preferred Stock.

          (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Class A Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class A Preferred Stock.

          (x) If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          (xi) If the shares of Common Stock issuable by reason of conversion of Class A Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Common Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Common Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

     6.2  Adjustment to Conversion Price.
          ------------------------------

          (i) In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6.2.

          (ii) If and whenever on or after the original date of issuance of the Class A Preferred Stock the Corporation issues or sells, or in accordance with Section 6.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of any shares of Common Stock to (A) employees, officers or directors of the Corporation and its Subsidiaries pursuant to stock option plans, stock ownership plans or agreements or other incentive stock arrangements approved by the Board or (B) unaffiliated third party financing sources, so long as such issuances or sales (or deemed issuances or sales) to unaffiliated third party financing sources for a consideration per share less than the Conversion Price does not exceed 10% of the Corporation's Common Stock.

     6.3  Effect on Conversion Price of Certain Events.  For purposes of
          --------------------------------------------
determining the adjusted Conversion Price under Section 6.2, the following shall be applicable:

          (i)   Issuance of Rights or Options.  If the Corporation in any manner
                -----------------------------
grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii)  Issuance of Convertible Securities.  If the Corporation in any
                ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which

Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate.  If the purchase
                -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Class A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

          (iv)  Treatment of Expired Options and Unexercised Convertible
                --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Class A Preferred Stock shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Class A Preferred Stock.

          (v)   Calculation of Consideration Received.  If any Common Stock,
                -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt.

If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board in its reasonable good faith judgment.

          (vi)   Integrated Transactions.  In case any Option is issued in
                 -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $0.01.

          (vii)  Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date.  If the Corporation takes a record of the
                 -----------
holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     6.4  Subdivision or Combination of Common Stock.  If the Corporation at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     6.5  Notices.  Immediately upon any adjustment of the Conversion Price, the
          -------
Corporation shall give written notice thereof to all holders of Class A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

     6.6  Mandatory Conversion.  Upon the consummation of a Qualifying IPO, all
          --------------------
of the then outstanding Shares of Class A Preferred Stock shall be automatically converted into Common Stock at the then effective Conversion Price. Any such automatic conversion shall only be effected at the time of and subject to the closing of such Qualifying IPO and upon written notice of such automatic conversion delivered to all holders of Class A Preferred Stock at least seven days prior to such closing.

     Section 7.     Protective Provisions.  As long as any Shares of Class A
                    ---------------------
Preferred Stock are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least 66 2/3% of the then outstanding Shares of Class A Preferred Stock:

             (1) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class A Preferred Stock;

             (2) authorize, create or issue any new shares of any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class A Preferred Stock with respect to dividends or liquidation rights or liquidation preferences, other than the issuance of any shares of the Corporation's Senior Preferred Stock, par value $.01 per share; or

             (3) reclassify any outstanding shares of capital stock into any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class A Preferred Stock with respect to dividends or liquidation rights or liquidation preferences.

     Section 8.   Registration of Transfer.   The Corporation shall keep at
                  ------------------------
its principal office a register for the registration of Class A Preferred Stock. Upon the surrender of any certificate representing Class A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred Stock represented by the surrendered certificate.

     Section 9.   Replacement.  Upon receipt of evidence reasonably
                  -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 10.  Amendment and Waiver.  No amendment, modification or waiver
                  --------------------
shall be binding or effective with respect to any provision of this Part C to
Article IV hereof without the prior
written consent of the holders of at least 66-2/3% of the Class A Preferred Stock outstanding at the time such action is taken.

     Section 11.  Notices.  Except as otherwise expressly provided hereunder,
                  -------
all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).


                           D.  SENIOR PREFERRED STOCK
                               ----------------------

     105,000 shares of the Corporation's Preferred Stock shall be designated as Class B Preferred Stock, par value $0.01 per share (the "Senior Preferred
                                                         ----------------
Stock").

     The Senior Preferred Stock shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications.

     Section 1.     Voting Rights.  Except as otherwise provided in this Part D
                    -------------
or as otherwise required by applicable law, the holders of Senior Preferred Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

     Section 2.     Dividends.
                    ---------

     2.1  General Obligation.  When and as declared by the Corporation's Board
          ------------------
of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Senior Preferred Stock as provided in this Section 2. Dividends on each share of the Senior Preferred Stock (a "Share" for purposes of this Part D of Article
                                  -----
Four) shall accrue on a daily basis at the rate of 12.5% per annum of the sum of the Stated Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Stated Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

     2.2  Accumulation of Dividends; Dividend Payment Dates.  All dividends
          -------------------------------------------------
which have accrued on each Share of Senior Preferred Stock outstanding during each six-month period ending February 1 and August 1, commencing February 1, 2000 and on or prior to August 1, 2004 will not be paid in cash, but will be capitalized as accumulated and unpaid dividends on the Senior Preferred Stock with respect to each Share until paid to the holder thereof. All dividends accruing on each Share of Senior Preferred Stock from and after August 1, 2004, shall be paid in cash, semi-annually on February 1 and August 1, beginning February 1, 2005.

     2.3  Distribution of Partial Dividend Payments.  Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Senior Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     2.4  In Event of Default.  In the event the Corporation fails, either in
          -------------------
whole or in part, to pay, when due, any dividend or other amount required by this Certificate of Incorporation to be paid with respect to the Senior Preferred Stock (an "Event of Default"), then from and after the due date of
                     ----------------
such dividend or other payment until such dividend or other payment has been paid in full: (i) the dividend rate on the Senior Preferred Stock shall increase immediately by an increment of two and one-half percent (2.5%) per annum (the

"Default Rate") and (ii) the holders of a majority of the Senior Preferred Stock
 ------------
then outstanding shall have the sole and exclusive right to nominate, and the holders of the Senior Preferred Stock voting as a separate class will have the sole and exclusive right to elect, one member of the Corporation's Board of Directors, which right shall be in addition to any other rights of the holders of the Senior Preferred Stock in any other capacity to nominate, elect or vote with respect to the election of the directors of the Corporation pursuant to this Certificate of Incorporation or any agreement with the Corporation and/or its shareholders. Dividends shall accrue at the Default Rate, and the director so nominated and elected by the holders of the Senior Preferred Stock shall serve, until such time as there is no longer any Event of Default in existence, at which time the special right of the holders of the Senior Preferred Stock to nominate and elect one member of the Corporation's Board of Directors shall terminate subject to revesting upon the occurrence and continuation of any Event of Default which gives rise to such special right hereunder.

     Section 3.     Liquidating Distributions.  At the time of each Liquidating
                    -------------------------
Distribution, the holders of the Senior Preferred Stock shall be entitled to receive all or a portion of such Liquidating Distribution (ratably among such holders based upon the number of Shares of Senior Preferred Stock held by each such holder as of the time of such Liquidating Distribution) equal to the aggregate Liquidation Preference on the outstanding Shares of Senior Preferred Stock as of the time of such Liquidating Distribution, and no Liquidating Distribution or any portion thereof shall be made with respect to the Class A Preferred Stock or the Common Stock until the entire amount of the Liquidation Preference on the outstanding Shares of Senior Preferred Stock as of the time of such Liquidating Distribution has been paid in full. The Liquidating Distributions made pursuant to this Section 3 to the holders of the Senior Preferred Stock shall constitute a payment of Liquidation Preference on Senior Preferred Stock.

     Section 4.     Non-Liquidating Distributions.  At the time of each Non-
                    -----------------------------
Liquidating Distribution, the holders of the Senior Preferred Stock shall be entitled to receive all or a portion of such Non-Liquidating Distribution (ratably among such holders based upon the number of Shares of Senior Preferred Stock held by each such holder as of the time of such Non-Liquidating

Distribution) equal to the aggregate amount of accrued but unpaid cash dividends required to be paid pursuant to the last sentence of Section 2.2 of this Part D of this Article Four on the outstanding Shares of Senior Preferred Stock as of the time of such Non-Liquidating Distribution, and no Non-Liquidating Distribution or any portion thereof shall be paid with respect to the Class A Preferred Stock or the Common Stock until the entire amount of the accrued but unpaid cash dividends required to be paid pursuant to the last sentence of
Section 2.2 of this Part D of this Article Four on the outstanding Shares of Senior Preferred Stock as of the time of such Non-Liquidating Distribution has been paid in full. The Non-Liquidating Distributions made pursuant to this
Section 4 to the holders of the Senior Preferred Stock shall constitute a payment of dividends on Senior Preferred Stock.

     Notwithstanding any other provision in this Certificate of Incorporation to the contrary, prior to the date on which the Stated Value of each Share of Senior Preferred Stock, plus all accrued and unpaid dividends thereon, is paid in full to the holder thereof in connection with the redemption of such Share or otherwise or such Share is otherwise acquired by the Corporation, the Corporation shall not make Non-Liquidating Distributions which would result in cash, property or securities of the Corporation in excess of $25 million being distributed to the holders of Common Stock.

     Section 5.     Redemption.
                    ----------

     5.1  Optional Redemption.  The Corporation shall have the right to redeem
          -------------------
all or any portion of the Shares of Senior Preferred Stock then outstanding from the holders thereof by notice to such holders at a redemption price per Share, to be paid in cash, equal to the Liquidation Preference.

     5.2  Mandatory Redemption.  On August 1, 2010 (the "Mandatory Redemption
          --------------------                           --------------------
Date"), the Corporation shall redeem all of the Senior Preferred Stock then
----
outstanding from the holders thereof, at a redemption price per Share, to be paid in cash, equal to the Liquidation Preference.

     5.3  Redemption Procedures.  In the event of a redemption pursuant to
          ---------------------
Section 5.1 or Section 5.2, the Corporation shall deliver notice of such redemption to each holder of record of the Senior Preferred Stock to be redeemed (determined as of the close of business on the business day next preceding the day on which such notice is given), at the address shown on the records of the Corporation for such holder or given by such holder to this Corporation for notice purposes, or if no such address appears or is given, at the address of the Corporation's principal executive offices. Such notice (i) shall notify such holder of the redemption to be effected, specify the number of Shares to be redeemed from such holder, the date of the redemption (which date shall be not less than thirty (30) nor more than sixty (60) days after the date the notice is given) (the "Senior Preferred Stock Redemption Date"), and the manner in which
             --------------------------------------
payment may be obtained, and (ii) shall call upon such holder to surrender to the Corporation, at the Corporation's principal executive offices, in the manner designated, the certificate or certificates representing the Shares of Senior Preferred Stock to be redeemed (the "Redemption Notice"). On or after the
                                     -----------------
Senior Preferred Stock Redemption Date, (x) each holder of Senior Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such Shares in the manner and at the place designated in the

Redemption Notice, (y) the applicable redemption price shall forthwith be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof, either by wire transfer of immediately available funds to such account as the holder may direct or by delivery of a check (drawn on the New York City or San Francisco, California branch of a bank chartered under the laws of the United States of America or any state thereof) to the holder in the manner prescribed for notices in this Article Four and (z) each certificate so surrendered shall be canceled. In the event that fewer than all of the Shares represented by any certificate surrendered pursuant to clause
(x) of this Section 5.3 are redeemed, a new certificate representing the unredeemed Shares shall forthwith be issued and delivered to the holder in the manner prescribed for notices in this Article Four.

     5.4  Insufficient Funds.  If the funds of the Corporation legally available
          ------------------
for redemption of the Senior Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of Shares of Senior Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such Shares ratably among the holders of such Shares to be redeemed. The Shares of Senior Preferred Stock not redeemed shall remain outstanding and shall be entitled to dividends at the Default Rate and shall otherwise be entitled to all the rights and preferences provided in this Certificate. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the previously unredeemed Shares of Senior Preferred Stock, such funds will immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on the Mandatory Redemption Date but which it has not redeemed. For purposes of Section 2.4 of Part D of Article Four, the failure to redeem all of the Shares of Senior Preferred Stock to be redeemed at the Mandatory Redemption Date and to pay in full the Liquidation Preference for such Shares of Senior Preferred Stock on such date shall be treated as an Event of Default entitling the holders of the Senior Preferred Stock to the rights set forth therein until such Shares have been redeemed, and the Liquidation Preference has been paid in full.

     5.5  Status of Redeemed Stock.  In the event that any Shares of Senior
          ------------------------
Preferred Stock are redeemed pursuant to this Section 5, the Shares so redeemed shall be canceled. No Share of Senior Preferred Stock is entitled to any Distributions accruing after the date on which the Liquidation Preference is paid to the holder thereof. On such date all rights of the holder of such Share of Senior Preferred Stock shall cease, and such Share of Senior Preferred Stock shall not be deemed to be outstanding.

     Section 6.     Protective Provisions.  As long as any Shares of Senior
                    ---------------------
Preferred Stock are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least a majority of the then outstanding Shares of Senior Preferred Stock:

     (1) alter or change the rights, preferences or privileges of any shares of Senior Preferred Stock;

     (2) except as may be required pursuant to Section 2.5 of that certain Recapitalization Agreement dated as of March 13, 1999, as the same be amended from time to time, by and among the Corporation, Hyundai

          Electronics Industries Co., Ltd., Hyundai Electronics America and ChipPAC Merger Corp., increase the total number of authorized shares of Senior Preferred Stock or issue or authorize the issuance of any additional Shares of Senior Preferred Stock; or

     (3) authorize or issue, or obligate itself to issue, any other equity security (including any other security convertible into or exercisable for any equity security) having a preference over or being on a parity with the Senior Preferred Stock with respect to dividends or liquidation rights or liquidation preferences.

     Section 7.     No Impairment.  The Corporation shall not, by amendment of
                    -------------
its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger or other business combination transaction, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under Part D of this Article Four by the Corporation, but will at all times in good faith assist in the carrying out of all provisions of Part D of Article Four and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Senior Preferred Stock under this Certificate against impairment.

     Section 8.     Registration of Transfer.  The Corporation shall keep at its
                    ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration of the Senior Preferred Stock. Upon the surrender of any certificate representing shares of Senior Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 9.     Replacement.  Upon receipt of evidence reasonably
                    -----------
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Senior Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Senior Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 10.    Notices.  All notices referred to herein shall be in
                    -------
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 11.    Amendment and Waiver.  No amendment as to any terms or
                    --------------------
provisions of, or for the benefit of, the Senior Preferred Stock that adversely affects the powers, preferences or special rights of the Senior Preferred Stock shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting as a single class.

                          E.  CLASS C PREFERRED STOCK
                              -----------------------

          8,750 shares of the Corporation's Preferred Stock shall be designated as Class C-1 Convertible Preferred Stock, par value $.01 per share (the "Class
                                                                         -----
C-1 Preferred Stock") and 8,750 shares of the Corporation's Preferred Stock
-------------------
shall be designated as Class C-2 Convertible Preferred Stock, par value $.01 per share (the "Class C-2 Preferred Stock" and together with the Class C-1 Preferred
            -------------------------
Stock, the "Class C Preferred Stock").
            -----------------------

          The Class C Preferred Stock shall have the following rights, preferences and privileges, subject to the following restrictions, limitations and qualifications.

          Section 1.  Dividends.
                      ---------

          1.1  General Obligation.  When and as declared by the Corporation's
               ------------------
Board of Directors and to the extent permitted under the General Corporation Law of California, the Corporation shall pay preferential dividends in cash to the holders of the Class C Preferred Stock as provided in this Section 1. Dividends on each share of the Class C Preferred Stock (a "Share" for purposes of this
                                                 -----
Part E of Article Four) shall accrue on a daily basis at the rate of 5% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share is effected by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1.2  Dividend Reference Dates.  To the extent not paid on June 30 of
               ------------------------
each year, beginning June 30, 2001 (the "Class C Preferred Stock Dividend
                                         --------------------------------
Reference Date"), all dividends which have accrued on each Share outstanding
--------------
during the twelve-month period (or other period in the case of the initial Class C Preferred Stock Dividend Reference Date) ending upon each such Class C Preferred Stock

Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

          1.3  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class C Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          Section 2.  Liquidation.
                      -----------

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class C Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class C Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class C Preferred Stock hereunder are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid upon any liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class C Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class C Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class C Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. At the election of the Corporation, any (i) sale or transfer by the Corporation of all or substantially all (as defined in the Revised Model Business Corporation Act) of its assets on a consolidated basis, (ii) consolidation, merger or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation's board of directors or (iii) issuance by the Corporation or sale or transfer to any third party of shares of the Corporation's capital stock by the holders thereof as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors immediately prior to such sale or transfer cease to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2, and the holders of the Class C Preferred Stock shall be entitled to receive payment from the Corporation of the amounts payable with respect to the Class C Preferred Stock upon a liquidation, dissolution or winding up of the Corporation under this Section 2 in cancellation of their Shares upon the consummation of any such transaction.

          Section 3.  Priority of Class C Preferred Stock on Dividends and
                      ----------------------------------------------------
Redemptions.
-----------

          So long as any Class C Preferred Stock remains outstanding, without the prior written consent of the holders of at least a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that (i) the Corporation may redeem or repurchase any capital stock held by an employee or director of the Corporation or its Subsidiaries following such person's termination of service with the Corporation or any of its Subsidiaries and (ii) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of the Corporation's capital stock pursuant to which holders of Junior Securities receive solely Junior Securities shall not be deemed a redemption, purchase, acquisition, dividend or distribution within the meaning of this Section 3.

          Section 4.  Redemptions.
                      -----------

          4.1  Redemption upon Request. If the Corporation does not consummate
               -----------------------
an Initial Public Offering on or prior to June 30, 2003, the holders of not less than a majority of the then outstanding Class C Preferred Stock may request redemption of all of their Shares by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Class C Preferred Stock, and such other holders may request redemption of their Shares by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) within 30 days after receipt of the initial redemption request. The provisions of this Section 4.1 shall terminate automatically and be of no further force and effect upon the consummation of an Initial Public Offering.

          4.2  Redemption Payments.  For each Share which is to be redeemed
               -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash determined in accordance with Section 4.1. Notwithstanding anything to the contrary contained herein, all redemptions pursuant to this Section 4 will be subject to applicable restrictions contained in the General Corporation Law of California and in the Corporation's and its Subsidiaries' debt financing agreements. If, due to any of the aforementioned restrictions, the funds of the Corporation available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are available free of such restrictions shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are available free of such restrictions for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Class C Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation available free of such restrictions for the payment of dividends.

          4.3  Notice of Redemption.  Except as otherwise provided herein, the
               --------------------
Corporation shall mail written notice of each redemption of any Class C Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

          4.4  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed. Except as otherwise provided herein, the number of Shares to be
--------
redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4.5  Dividends After Redemption Date.  No Share shall be entitled to
               -------------------------------
any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding. If the Corporation is not permitted under applicable law or any restriction contained in the Corporation's or its Subsidiaries' debt financing agreements to pay any portion of the accrued and unpaid dividends on the Class C Preferred Stock being redeemed, the Corporation shall pay such dividends to the holder as soon thereafter as funds of the Corporation are available free of any such restrictions or prohibition of applicable law for such payment.

          Section 5.  Voting Rights.
                      -------------

          Except as otherwise provided in this Certificate of Incorporation (the "Certificate") and as otherwise required by applicable law, the Class C
 -----------
Preferred Stock shall have no voting rights; provided that each holder of Class C Preferred Stock shall be entitled to notice of all shareholders meetings and to receive copies of all materials provided to shareholders in connection with such meetings at the same time and in the same manner as notice is given to all shareholders entitled to such meetings and shall be entitled to attend such meetings.

          Section 6.  Conversion.
                      ----------

          6.1  Conversion Procedure.
               --------------------

               (i) Concurrently with the consummation of an Initial Public Offering, each Share shall automatically be converted into a number of shares of Conversion Stock determined by (A) in the case of each share of Class C-1 Preferred Stock, by dividing the sum of $1,000.00 plus the amount of accrued and unpaid dividends per share through the date of conversion, whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, by the IPO Price and
(B) in the case of each share of Class C-2 Preferred Stock, by dividing the sum of $1,000.00 plus the amount of accrued and unpaid dividends per share through the date of conversion, whether or not declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, by 90% of the IPO Price. Any such automatic conversion shall only be effected at the time of and subject to the closing of the Initial Public Offering. The conversion rights set forth in this Section 6A(i) with respect to each Share shall terminate upon the date upon which such share is redeemed by the Corporation unless the Corporation has failed to pay to the holder thereof all amounts due to such holder in connection with any such redemption.

          (ii) Each conversion of Class C Preferred Stock shall be deemed to have been effected as of the consummation of an Initial Public Offering. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Class C Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (iii) As soon as possible after a conversion has been effected (but in any event within five business days), the Corporation shall deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

          (iv) The issuance of certificates for shares of Conversion Stock upon conversion of Class C Preferred Stock shall be made without charge to the holders of such Class C Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (v) The Corporation shall not close its books against the transfer of Class C Preferred Stock or of Conversion Stock issued or issuable upon conversion of Class C

Preferred Stock in any manner which interferes with the timely conversion of Class C Preferred Stock.

          (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class C Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class C Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class C Preferred Stock.

          (vii) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of the Class C Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the IPO Price of such fractional interest as of the date of conversion.

          Section 7.  Protective Provisions.
                      ---------------------

          As long as any Shares are outstanding, the Corporation shall not without first obtaining the written consent of the holders of at least 66 2/3% of the then outstanding Shares:

          (a) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Class C Preferred Stock;

          (b) authorize, create or issue any new shares of any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class C Preferred Stock with respect to dividends or liquidation rights or liquidation preferences, other than the issuance of not more than 10,000 shares of the Corporation's Class A Preferred Stock, par value $.01 per share or not more than 105,000 shares of the Corporation's Senior Preferred Stock, par value $.01 per share (in each case, as the number of such shares may be proportionately adjusted from time to time for all stock splits, stock dividends and other recapitalizations affecting such shares); or

          (c) reclassify any outstanding shares of capital stock into any class of capital stock or any security convertible into or exercisable for any such class of capital stock having a preference superior to the Class C Preferred Stock with respect to dividends or liquidation rights or liquidation preferences.

          Section 8.  Registration of Transfer.
                      ------------------------

          The Corporation shall keep at its principal office a register for the registration of Class C Preferred Stock. Upon the surrender of any certificate representing Class C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class C Preferred Stock represented by such new certificates from the date to which dividends have been fully paid on such Class C Preferred Stock represented by the surrendered certificate.

          Section 9.  Replacement.
                      -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 10. Amendment and Waiver.
                      --------------------

          No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part E to Article IV hereof without the prior written consent of the holders of at least 66_% of the Class C Preferred Stock outstanding at the time such action is taken.

          Section 11. Notices.
                      -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                F.  COMMON STOCK
                                    ------------

     Section 1.     Dividends.  Except as otherwise provided by the Delaware
                    ---------
General Corporation Law or this Certificate, the holders of Common Stock: (i) subject to the rights of holders any series of Preferred Stock, shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Parts B, C or D of this Article Four.

     Section 2.     Preemptive Rights.  No holder of Common Stock shall have any
                    -----------------
preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or to any obligations convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

     Section 3.     Voting Rights.  Except as otherwise provided by the Delaware
                    -------------
General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Class A Common Stock, and each holder of Class A Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation, and the holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

     Section 4.     Stock Splits and Stock Dividends.  The Corporation shall not
                    --------------------------------
in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of Common Stock of the other class shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock.

     Section 5.     Conversion Right.  Each record holder of Class A Common
                    ----------------
Stock will be entitled to convert any or all of such holder's Class A Common Stock into the same number of shares of Class B Common Stock and each record holder of Class B Common Stock will be entitled to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided that at the time of conversion of shares of Class B Common Stock into shares of Class A Common Stock such holder would be permitted, pursuant to applicable law, to hold the total number of shares of Class A Common Stock which such holder would hold after giving effect to such conversion; and provided further that the determination of a holder of Class B Common Stock that such holder is permitted pursuant to applicable law to convert Class B Common Stock into Class A Common Stock pursuant to this Section 5 shall be final and binding upon the Corporation.

          Each conversion of shares of one class of Common Stock into shares of another class of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal executive office of the Corporation or at the office of its transfer agent at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares that any such holder desires to convert into the other class of Common Stock. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received by the Corporation or its transfer agent, and at such time the rights of any such holder with respect to the converted class of Common Stock will cease and the person or persons in whose name or names the certificate or certificates for shares of the other class of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of such other class of Common Stock represented thereby.

          So long as any shares of any class of Common Stock are outstanding, the Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock (or any shares of Class A Common Stock or Class B Common Stock which are held as treasury shares), the number of shares sufficient for issuance upon conversion.

     Section 6.     Registration of Transfer.  The Corporation shall keep at its
                    ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor (either of the same class, or as directed by the holder in connection with a conversion from one class to another) representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance. The Corporation will not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of another class of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock.

     Section 7.     Replacement.  Upon receipt of evidence reasonably
                    -----------
satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or an original party to the Recapitalization Agreement (or stockholder of any such original party), its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 8.     Notices.  All notices referred to herein shall be in
                    -------
writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 9.     Fractional Shares.  In no event will holders of fractional
                    -----------------
shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

                                G.  DEFINITIONS
                                    -----------

     "Agreement and Plan of Merger" means that certain Agreement and Plan of
      ----------------------------
Merger, as the same may be amended from time to time, between the Corporation and ChipPAC-California.

     "Bain Group" means Bain Capital, Inc., Randolph Street Partners and any
      ----------
investment funds, co-investment partnerships or other co-investment vehicles managed by Bain Capital, Inc.

     "Board" shall have the meaning set forth in Section 1.1, Part C, Article
      -----
Four.

     "Certificate" shall have the meaning set forth in Section 5, Part E,
      -----------
Article Four.

     "Change in Control" shall have the meaning set forth in Section 2, Part C,
      -----------------
Article Four.

     "ChipPAC-California" means ChipPAC, Inc., a California corporation.
      ------------------

     "Class A Common Stock" shall have the meaning set forth in Part A, Article
      --------------------
Four.

     "Class A Preferred Stock" shall have the meaning set forth in Part C,
      -----------------------
Article Four.

     "Class B Common Stock" shall have the meaning set forth in Part A, Article
      --------------------
Four.

     "Class C Preferred Stock" shall have the meaning set forth in Part E,
      -----------------------
Article Four.

     "Class C-1 Preferred Stock" shall have the meaning set forth in Part E,
      -------------------------
Article Four.

     "Class C-2 Preferred Stock" shall have the meaning set forth in Part E,
      -------------------------
Article Four.

     "Class C Preferred Stock Dividend Reference Date" shall have the meaning
      -----------------------------------------------
set forth in Section 1.2, Part E, Article Four.

     "Class L Common Stock" means the Class L Common Stock of ChipPAC-California
      --------------------
that, pursuant to the Agreement and Plan of Merger, will convert into and be exchanged for shares of Class A Common Stock.

     "Class L Number" means, with respect to any share of Class L Common Stock
      --------------
which would have been issuable upon the conversion of the Class A Preferred Stock pursuant to the terms and conditions of the Articles of Incorporation of ChipPAC-California, the sum of (i) one plus (ii) the quotient of (x) the Unreturned Original Cost plus Unpaid Yield of such share of Class L Common Stock divided by (y) the price per share of the Common Stock to be paid by investors in the Public Offering.

     "Common Stock" shall have the meaning set forth in Part A, Article Four.
      ------------

     "Common Stock Deemed Outstanding" means, at any given time, the number of
      -------------------------------
shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise or conversion of any Options or Convertible Securities, including, without limitation, the Class A Preferred Stock (whether or not, in the case of any Options or Convertible Securities, any such Options or Convertible Securities are actually exercisable at such time).

     "Conversion Price" means $3.937134875 as the same may be adjusted in
      ----------------
accordance with Section 6, Part C, Article Four.

     "Conversion Stock"  means shares of the Corporation's Common Stock;
      ----------------
provided that if there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Class C Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Convertible Securities" means any stock or securities directly or
      ----------------------
indirectly convertible into or exchangeable for Common Stock.

     "Default Rate" shall have the meaning set forth in Section 2.4, Part D,
      ------------
Article Four.

     "Distribution" means each distribution made by the Corporation to holders
      ------------
of capital stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any capital stock held by an employee, director or former employee or director of the Corporation or any of its Subsidiaries or
(b) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding capital stock.

     "Dividend Reference Date" shall have the meaning set forth in Section 1.2,
      -----------------------
Part C, Article Four.

     "Event of Default" shall have the meaning set forth in Section 2.4, Part D,
      ----------------
Article Four.

     "Existing Shareholder Group" means the Bain Group and the SXI Group.
      --------------------------

     "Fundamental Change" shall have the meaning set forth in Section 2, Part C,
      ------------------
Article Four.

     "General Corporation Law" means the General Corporation Law of the State of
      -----------------------
Delaware, as amended from time to time.

     "Initial Public Offering" means a public offering and sale of the Common
      -----------------------
Stock pursuant to an effective registration statement under the Securities Act of 1933, if immediately thereafter the Corporation has publicly held Common Stock listed on a national securities exchange or the National Association of Securities Dealers, Inc. automated quotation system.

     "IPO Price" shall mean the price to the public, before deducting for
      ---------
underwriting commissions, stated on the cover page of the final prospectus filed with the Securities and Exchange Commission in connection with an Initial Public Offering.

     "Junior Securities" means any capital stock or other equity securities of
      -----------------
the Corporation, except for the Class C Preferred Stock and the Corporation's Class A Preferred Stock, par value $.01 per share and the Corporation's Senior Preferred Stock, par value $.01 per share (together, in each case, with all accumulated dividends thereon).

     "Liquidating Distribution" mean any Distribution made upon a Liquidation
      ------------------------
Event.

     "Liquidation Event" means (i) any liquidation, dissolution or winding up of
      -----------------
the Corporation, whether voluntary or involuntary, (ii) any sale or transfer by the Corporation of all or substantially all (as defined in the Revised Model Business Corporation Act) of its assets on a consolidated basis, (iii) any consolidation, merger or reorganization of the Corporation with or into any other entity or entities as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation's board of directors or (iv) any sale or transfer to any third party of shares of the Corporation's capital stock by the holders thereof as a result of which the holders of the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to such sale or transfer cease to own the outstanding capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors.

     "Liquidation Preference" means an amount per share of Senior Preferred
      ----------------------
Stock equal to the sum of (A) the Stated Value plus (B) the amount of all accrued but unpaid dividends on such share of Senior Preferred Stock as provided in Section 2, Part D, Article Four.

     "Liquidation Value" of any share of Class A Preferred Stock or Class C
      -----------------
Preferred Stock as of any particular date shall be equal to $1,000.00 (as proportionately adjusted for all stock splits, stock dividends and other recapitalizations affecting such share of Class A Preferred Stock or Class C Preferred Stock).

     "Mandatory Redemption Date" shall have the meaning set forth in Section
      -------------------------
5.2, Part D, Article Four.

     "Market Price" of any security means the average of the closing prices of
      ------------
such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board and the holders of not less than a majority of the Class A Preferred Stock, each in the exercise of their good faith judgment; provided that if the Board and such holders cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Corporation and jointly selected by the Board and such holders. The fees and expenses of the valuation firm shall be borne by the Corporation and the holders of the Class A Preferred Stock.

     "Non-Liquidating Distribution" means each Distribution other than a
      ----------------------------
Liquidating Distribution.

     "Options" means any rights, warrants or options to subscribe for or
      -------
purchase Common Stock or Convertible Securities.

     "Original Cost" of each share of Class L Common Stock shall be equal to
      -------------
$9.00 per share.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Stock" shall have the meaning set forth in Part A, Article Four.
      ---------------

     "Public Offering" means the Corporation's initial public offering of common
      ---------------
stock pursuant to a registration statement on Form S-1 (Reg. No. 333-39428).

     "Qualifying IPO" means an Initial Public Offering in which the gross
      --------------
proceeds to the Corporation exceed $50 million.

     "Recapitalization Agreement" means that certain Agreement and Plan of
      --------------------------
Recapitalization and Merger, dated as of March 13, 1999, as amended, by and among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC-California and ChipPAC Merger Corp.

     "Redemption Date" as to any share of Class A Preferred Stock or Class C
      ---------------
Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified in this Certificate in the case of any other redemption; provided that no such date shall be a Redemption Date unless the redemption payment required to be made pursuant to Section 4, Part C of Article Four if the redemption is of any share of Class A Preferred Stock or pursuant to Section 4, Part E, if the redemption is of any share of Class C Preferred Stock is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

     "Redemption Notice" shall have the meaning set forth in Section 5.3, Part
      -----------------
D, Article Four.

     "Senior Preferred Stock" shall have the meaning set forth in Part D,
      ----------------------
Article Four.

     "Senior Preferred Stock Redemption Date" shall have the meaning set forth
      --------------------------------------
in Section 5.3, Part D, Article Four.

     "Stated Value" of each share of Senior Preferred Stock shall be equal to
      ------------
$1,000 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Senior Preferred Stock).

     "Subsidiary" means any corporation of which a majority of the shares of
      ----------
outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

     "SXI Group" means SXI Group LLC, Citicorp Venture Capital, Ltd. and any
      ---------
investment funds, co-investment partnerships or co-investment vehicles managed by Citicorp Venture Capital, Ltd.

     "Unpaid Yield" of any share of Class L Common Stock means an amount equal
      ------------
to the excess, if any, of (a) the aggregate Yield accrued on such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such share.

     "Unreturned Original Cost" of any share of Class L Common Stock means an
      ------------------------
amount equal to the excess, if any, of (a) the Original Cost of such share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute a return of the Original Cost of such share.

     "Yield" means, with respect to each outstanding share of Class L Common
      -----
Stock for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12% per annum of the sum of (a) such share's Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class L Common Stock share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

                                 ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX

     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                 ARTICLE EIGHT

     (a) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b) The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, proceeding, suit or claim accruing or arising, or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE NINE

     Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                  ARTICLE TEN

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE ELEVEN

     Beginning immediately following the consummation of the Corporation's Initial Public offering: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied and
(ii) special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chief executive officer of the Corporation.

                                 ARTICLE TWELVE

     The Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporate Law.

                                ARTICLE THIRTEEN

     Notwithstanding any other provisions of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal Articles Nine or Eleven hereof, or this Article Thirteen, or any provision thereof or hereof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) twenty percent (20%) or more of the voting power of the Corporation's outstanding capital stock (other than the Existing Shareholder Group).


                                ARTICLE FOURTEEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      -35-